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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: December 10, 1998
                       -----------------------------------
                        (Date of Earliest Event Reported)

                          COMMUNICATIONS SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Minnesota                  0-10355                      41-0957999
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(State or other jurisdiction     Commission File             (Federal Employer
      of Incorporation)              Number)                 Identification No.)

                              213 South Main Street
                                Hector, MN 55342
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (320) 848-6231

                                 Total Pages (2)

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                          COMMUNICATIONS SYSTEMS, INC.
                                    FORM 8-K

Items 1 - 4.  Not Applicable.

Item 5.  Other Events.

On December 10, 1998, Communications Systems, Inc. (the "Company" or "CSI") purchased all of the outstanding common shares of Transition Networks, Inc. ("Transition") from ENStar, Inc. in a cash transaction. Based in Eden Prairie, Minnesota, Transition manufactures a broad range of media networking products, including media/mode conversion products, rate conversion products and supporting products.

For the fiscal year ended December 31, 1997, Transition had sales of $17 million. Sales for 1998 are expected to approximate $24 million. Gross margin percentage on sales is estimated to be 41% for 1998 compared to 42% in 1997.

CSI believes the acquisition of Transition will give the Company access to new markets. Transition's products enable media networks to move information between fiber and copper based platforms. Together with CSI's existing copper wire and fiber technologies, CSI believes Transition will enable the Company to offer an expanded range of connecting and cabling solutions to its customers.

The consideration paid by CSI to ENStar consisted of $8.9 million cash. The Company has financed the acquisition through a line of credit arrangement with U.S. Bank.

Items 6 - 8  Not Applicable.



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              COMMUNICATIONS SYSTEMS, INC.

                                           By /S/Paul N. Hanson
                                              ---------------------------
                                              Paul N. Hanson
                                              Vice President and
                                              Chief Financial Officer
December 10, 1998


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